UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 28, 2005

NeoPharm, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

33-90516	51-0327886
(Commission File Number)	(IRS Employer Identification No.)

1850 Lakeside Drive,

Waukegan, IL 60085

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (847) 887-0800

150 Field Drive, Suite 195, Lake Forest, IL 60045

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c)).

1.01.             Entry into a Material Definitive Agreement

On October 28, 2005, NeoPharm, Inc. (the “Company”), entered into an Employment Agreement (the “Employment Agreement”) with Mr. Guillermo A. Herrera in connection with Mr. Herrera’s appointment as President and Chief Executive Officer of the Company.  In accordance with the Employment Agreement, Mr. Herrera was also elected to the Company’s Board of Directors.  A copy of the Employment Agreement is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Under the terms of the Employment Agreement, Mr. Herrera will receive an annual base salary of $425,000 (the “Base Salary”).  Upon signing the Employment Agreement, Mr. Herrera was awarded a stock grant of 22,075 shares of the Company’s Common Stock (the “Stock Grant”) under the Company’s 1998 Equity Incentive Plan (the “Plan”), which had a value as of the date of grant of $200,000.  The shares included in the Stock Grant became fully vested upon issuance and are non-forfeitable.  Additionally, upon commencing his employment, Mr. Herrera was granted an option to acquire 500,000 shares of the Company’s common stock (the “Stock Option”) at an exercise price of $9.06 per share, which was the closing price of the Company’s common stock on the date of grant of the Stock Option.  The Stock Option vests in four equal annual installments of 125,000 shares on each of the first four anniversaries of the Stock Option grant date.

Beginning in 2006, the Employment Agreement provides that Mr. Herrera will become eligible to receive an annual bonus of up to 100% of the Base Salary, based on performance criteria to be established annually by the Board in consultation with Mr. Herrera.  A bonus, if any, with respect to calendar year 2005, would be at the discretion of the Board upon criteria to be determined by the Compensation Committee.  Additional benefits under the Employment Agreement include a monthly car allowance of $1,000, four (4) weeks of paid vacation, disability coverage and participation in the Company’s health coverage, 401(k) and life insurance programs.

The term of the Employment Agreement will continue until terminated in accordance with its terms.  The Employment Agreement terminates automatically in the event of Mr. Herrera’s death or in the event that he suffers a Disability (as defined in the Employment Agreement).  In the event Mr. Herrera’s employment terminates on account of his death or Disability, Mr. Herrera (or his estate) is entitled to receive his accrued Base Salary through the date of termination.

The Company may terminate Mr. Herrera’s employment at anytime, with or without Cause (as defined in the Employment Agreement), effective upon written notice.  Additionally, Mr. Herrera may terminate the Employment Agreement at anytime upon 30 days prior written notice.  In the event of a termination for Cause or upon Mr. Herrera’s termination of the Employment Agreement or a termination of employment without Cause during the first six (6) months of the Employment Period, Mr. Herrera would be entitled to receive accrued Base Salary through the date of termination.  In the event of a termination without Cause following the six month anniversary of his hiring, Mr. Herrera would be entitled to receive a continuance of his then current Base Salary for 12 months, subject, however, to set-off for any other earned income and cessation of the salary continuance upon his accepting another full-time position or upon his providing services to a Competing Business (as defined in the Employment Agreement).

The Employment Agreement also contains confidentiality, non-compete and non-solicitation covenants by Mr. Herrera which are in effect during his employment with the Company and for a period of 12 months following termination of his employment.

The foregoing summary of certain provisions of the Employment Agreement is qualified in its entirety by reference to the copy of the Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Relationship

Mr. Herrera has had no relationship or transactions with the Company prior to his hiring as President and CEO and election to the Board.

Item 1.02 Termination of a Material Definitive Agreement

Upon the hiring of a permanent President and CEO, and in accordance with the provisions of the Employment Agreement entered into as of April 25, 2005, by and between the Company and Mr. Ronald G. Eidell (the “Eidell Agreement”), the Eidell Agreement and Mr. Eidell’s employment by the Company terminated.  Upon the termination of the Eidell Agreement as a result of Mr. Eidell stepping down to allow a new president and CEO to take office, the eighty thousand (80,000) stock options previously granted to Mr. Eidell upon assuming the position of the interim President and CEO become vested and exercisable.  In addition, and again as provided for in the Eidell Agreement, the Board agreed to award Mr. Eidell a one-time, lump sum bonus of $96,000.

While serving as interim President and CEO, Mr. Eidell has continued to be a partner in Tatum CFO Partners, LLP (“Tatum”).  In accordance with the provisions of the Eidell Agreement, the Company had previously entered into an agreement (the “Interim Engagement Resources Agreement”) with Tatum providing for, among other things, payments to be made to Tatum in exchange for access to Tatum’s business resources, which payments, however, were offset against payments previously agreed to be paid to Mr. Eidell. Under the Interim Engagement Resources Agreement, upon the payment to Mr. Eidell of a bonus, the Company was required to remit to Tatum an amount determined under a previously agreed to formula set forth in the Interim Engagement Resources Agreement. In this instance, the application of the formula resulted in a payment to Tatum of $24,000. In determining the size of Mr. Eidell’s bonus, the Board had taken into consideration the Company’s obligations to make the required payment to Tatum and had adjusted the bonus accordingly.  Upon the termination of the Eidell Agreement, the Interim Resources Agreement also terminated.

The foregoing descriptions of certain of the provisions of the Eidell Agreement and the Interim Engagement Resources Agreement are qualified in their entirety by reference to the actual agreements, copies of which were filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 28, 2005, which agreements are incorporated by reference herein.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described under Item 1.01, the Board of Directors of NeoPharm, Inc. appointed Mr. Guillermo A. Herrera as President and Chief Executive Officer of the Company and elected him as a Director of the Company, effective October 28, 2005.  As described under Item 1.02, upon the Company’s hiring of Mr. Herrera, the Company’s previous interim President and CEO, Mr. Ronald G. Eidell, resigned from the position of President and CEO and all other executive officer positions with the Company in accordance with the terms of his employment agreement.  Mr. Eidell continues as a Director of the Company and, under an exception to Nasdaq’s rules requiring that all members of the Audit Committee be independent, the Board voted to return Mr. Eidell to the Audit Committee as a non-independent member of the Committee and as the financial expert of the Committee. Under the terms of the Nasdaq exception, however, this appointment cannot be for a period of more than two years and Mr. Eidell may not serve as Chairman of the Audit Committee, a position he held before agreeing to serve as interim President and CEO of the Company.  Upon resigning as interim President and CEO, Mr. Eidell again became eligible to receive compensation as a non-employee director, proportionally adjusted, however, to reflect his period of service as a non-employee director.  A copy of the Employment Agreement between the Company and Mr. Herrera is attached to this Current Report on Form 8-K as Exhibit 10.1 and a copy of the press release issued October 31, 2005 by the Company announcing these changes in the Company’s management is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Business Experience

Mr. Herrera was employed by Abbot Laboratories, a company engaged in the development and sale of pharmaceutical products, from 1980-2004, most recently serving as Senior Vice President, International Operations and President of Abbott International.  In this role, Mr. Herrera was accountable for International Commercial Operations reporting to the Chief Operating Officer of the Pharmaceutical Product Group.  Among his responsibilities were the supervision of Abbott’s sales and marketing of pharmaceutical, nutritional and hospital products in markets outside the US.  After leaving Abbott in 2004, Mr. Herrera joined Rosetta Partners LLC to serve as the Partner and Principal in charge of the private equity division.  Rosetta Partners LLC is a privately held, biotechnology investment management company.  Mr. Herrera received a BA in Industrial Economics from the Universidad del Valle, Colombia, and his MBA from the Kellogg Graduate School of Management at Northwestern University.  Mr. Herrera is on the Board of Directors of the Lake Forest Graduate School of Management and ConjuGon, Inc., a privately held biotechnology company.

Relationships

Mr. Herrera has no family relationship with anyone associated with the Company and has had no transactions with the Company prior to entering into the Employment Agreement.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits

10.01                     Employment Agreement dated October 28, 2005 by and between NeoPharm, Inc. and Guillermo A. Herrera

99.1         Press Release dated October 31, 2005 announcing the appointment of Guillermo A. Herrera as President and Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer
(Principal Accounting Officer and
Principal Financial Officer)

Date: November 1, 2005

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

10.01	Employment Agreement dated October 28, 2005 by and between NeoPharm, Inc. and Guillermo A. Herrera

99.1	Press Release dated October 31, 2005 announcing the appointment of Guillermo A. Herrera as President and Chief Executive Officer of the Company.